SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 9, 1997

                          MEDICUS SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                       0-27614               36-3338328
--------------------------------    ----------------       -------------------
(State or other jurisdiction of     (Commission File         (IRS Employer
 incorporation or organization)           Number)          Identification No.)

                          One Rotary Center, Suite 400
                            Evanston, Illinois 60201
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (847) 570-7500



     Item 1. Changes in Control of Registrant. On November 9, 1997, Medicus Systems Corporation (the "Company"), and QuadraMed Corporation, a Delaware corporation ("QuadraMed"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which the Company and a wholly-owned subsidiary of QuadraMed to be formed for that purpose ("Merger Sub") will be combined into a single entity through the statutory merger of Merger Sub with and into the Company (the "Merger"). The Merger Agreement provides that Medicus will be the surviving corporation and that upon consummation of the Merger, each share of Company common stock will be converted into the right to receive either
(i) $7.50 in cash without interest (the "Cash Consideration"), (ii) .3125 shares of common stock, par value $.01 per share, of QuadraMed ("QuadraMed Common Stock"), subject to certain price adjustments and limitations contained in the Merger Agreement; or (iii) a combination of Cash Consideration and QuadraMed Common Stock. In connection with the Merger Agreement, QuadraMed has entered into Stock Purchase Agreements with certain individual stockholders (including certain directors of the Company) pursuant to which QuadraMed will acquire, for a purchase price of $7.50 per share, in cash, approximately 54.8% of the Company s outstanding common stock. Such stockholders have granted to QuadraMed proxies to represent and vote their shares, and will also receive warrants to purchase a number of shares (the "Warrant Shares") of QuadraMed Common Stock equal to the product of (x) the number of Medicus shares sold by such stockholders multiplied by (y) .3125, subject to certain adjustments and limitations. The exercise price of the Warrant Shares shall be $24.00 per share (such exercise price being the closing price of QuadraMed common stock on Friday, November 7, 1997). Consummation of the Merger is subject to a number of conditions, including the approval of the stockholders of the Company. The Board of Directors of the Company has unanimously approved the Merger and the Merger Agreement. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by this reference. Item 7. Financial Statements and Exhibits. (c) Exhibits.


The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. MEDICUS SYSTEMS CORPORATION



By:
         /s/ Patrick C. Sommers
         ----------------------
         /s/ Patrick C. Sommers

         President and
         Chief Executive Officer
Dated:            November 9, 1997

MEDICUS SYSTEMS CORPORATION
Exhibit Index


         Exhibit
         Number            Description of Exhibit

         2.1 Agreement and Plan of Reorganization dated as of November 9, 1997 by and among Medicus Systems Corporation and QuadraMed Corporation.
         2.2 Agreement dated November 9, 1997 by the Company to furnish supplementally copies of omitted schedules.
         99.1     Press Release dated November 10, 1997